Exhibit 10.1

BSD MEDICAL CORPORATION

Common Stock

(par value $0.001 per share)

Termination of

At-the-Market Issuance Sales Agreement

MLV & Co. LLC
1251 Avenue of the Americas 41st Floor
New York, New York 10020

Ladies and Gentlemen:

BSD Medical Corporation, a Delaware corporation (the “Company”), and MLV & Co. LLC (“MLV”) are parties to that certain At-the-Market Issuance Sales Agreement (the “Agreement”) dated May 9, 2014.  Pursuant to Sections 13(b) and 13(c) of the Agreement, either the Company or MLV have the right, by giving ten (10) days notice, to terminate the Agreement in its sole discretion at any time after the date of the Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) of the Agreement shall remain in full force and effect notwithstanding such termination.  Both the Company and MLV wish to terminate the Agreement.

The Company and MLV hereby agree that, effective as of June 22, 2014, the Agreement is terminated and that any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) of the Agreement shall remain in full force and effect notwithstanding the termination of the Agreement as set forth herein.  Further, each of the Company and MLV waive any requirement that notice be given in connection with the termination of the Agreement as set forth herein.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page by one party to the other may be made by facsimile or electronic transmission.

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If the foregoing correctly sets forth the understanding between the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and MLV.

Very truly yours,

BSD MEDICAL CORPORATION

By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer

ACCEPTED and effective as of the date written above:
MLV & CO. LLC

By: /s/ Dean Colucci
Name: Dean Colucci
Title: President